SHARE EXCHANGE AGREEMENT

This SHARE EXCHANGE AGREEMENT (this “Agreement”) dated as of April 15, 2005, by and among ROYCE BIOMEDICAL, INC. (“Royce”), a Nevada corporation having an address at 433 Town Center, Suite 316 Corte Madera, CA 94925, SMART-TEK COMMUNICATIONS INC. (“SCI ”), a British Columbia corporation having an address at #10 – 11720 Voyageur Way, Richmond, BC V6X 3G9, and PERRY LAW (the “SCI Stockholder”), an individual having an address at #10 – 11720 Voyageur Way, Richmond, BC V6X 3G9 ..

RECITALS

A.

Royce, SCI and the SCI Stockholder have determined that it is advisable and for the respective benefit of Royce and SCI and their respective stockholders that Royce acquire SCI ..

B.

Pursuant to the terms and conditions of this Agreement., the SCI Stockholder, who in the aggregate owns all of the outstanding and issued shares of SCI ’s capital stock (the “SCI Shares ”), shall exchange the SCI Shares for one thousand (1,000) shares of common stock and one (1) share of Class A preferred stock of Royce (the “Exchange Shares”) .. It is intended that the Exchange Shares, as applicable, to be issued pursuant hereto will be issued to the SCI Stockholder under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and/or Regulation S promulgated by the United States Securities and Exchange Commission (the “SEC”) thereunder and shall not be registered under the Securities Act or any other relevant laws or regulations.

C.

The parties hereto intend that the transaction described herein qualify as a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended (the "Code") and Royce may form and utilize any such wholly-owned subsidiaries that are required to consummate this transaction, acquire and hold the SCI Shares or for tax planning purposes.

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I

DEFINITIONS

1.1

Certain Definitions. As used in this Agreement and the schedules hereto, the following terms have the respective meanings set forth below.

(a)

"Action" means any administrative, regulatory, judicial or other proceeding by or before any Governmental Authority or arbitrator.

(b)

"Affiliate" means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, including the ability to elect the members of the board of directors or other governing body of a Person, and the terms "controlled" and "controlling" have correlative meanings.

(c)

"Business Day" means a day on which banks are open for business in New York, New York.

(d)

"Claims" means any and all claims, demands or causes of action, relating to or resulting from an Action.

(e)

"Contract" means any contract, agreement, indenture, deed of trust, license, note, bond, mortgage, lease, guarantee and any similar understanding or arrangement, whether written or oral.

(f)

"Employees" means individuals who provide employment or employment-type services to SCI as of the date hereof, other than any such individuals who cease such employment prior to the Closing, but including any such individuals hired after the date hereof and prior to the Closing.

(g)

"Employee Benefit Plan" means any employee benefit plan, program, policy, practices, or other arrangement providing benefits to any current or former employee, officer or director of SCI or any beneficiary or dependent thereof that is sponsored or maintained by SCI or contribute or are obligated to contribute, whether or not written, including without limitation any employee welfare benefit plan within the meaning of Section 3(1) of ERISA, any employee pension benefit plan within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA) and any bonus, incentive, deferred compensation, vacation, stock purchase, stock option, severance, employment, change of control or fringe benefit plan, program or policy.

(h )

"Encumbrances" means security interests, liens, Claims, charges, title defects, deficiencies or exceptions (including, with respect to Real Property, defects, deficiencies or exceptions in, or relating to, marketability of title, or leases, subleases or the like affecting title), mortgages, pledges, easements, encroachments, restrictions on use, rights of-way, rights of first refusal, conditional sales or other title retention agreements, covenants, conditions or other similar restrictions (including restrictions on transfer) or other encumbrances of any nature whatsoever.

(i )

"Environmental Laws" means all Laws relating to pollution or protection of human health and safety or the environment (including ambient air, surface water, groundwater, land surface, natural resources or subsurface strata), including all such Laws relating to Releases or threatened Releases of Regulated Substances into the environment or work place, or otherwise relating to the environmental or worker health and safety aspects of manufacturing, processing, distribution, importation, use, treatment, storage, disposal, transport or handling of Regulated Substances, including, but not limited to, chemical inventories in all relevant jurisdictions, and all such Laws relating to the registration of products of SCI under the Federal Insecticide, Fungicide and Rodenticide Act, the Food Drug and Cosmetic Act, the Toxic Substances Control Act, the European List of Notified Chemical Substances, the European Inventory of Existing Commercial Chemical Substances or similar Laws.

(j )

"Environmental Permit" means any permit, registration, approval, identification number, license or other authorization or filing required under or issued pursuant to any applicable Environmental Law.

(k )

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

(l )

"ERISA Affiliate" means any entity which would be aggregated with SCI under Section 414 of the Code or Section 4001(b) of ERISA.

(m )

"Former Employee" means individuals who, prior to the Closing, provided employment or employment-type services to SCI ..

(n )

"GAAP" means United States generally accepted accounting principles.

(o )

"Governmental Authority" means any supranational, national, federal, state or local government, foreign or domestic, or the government of any political subdivision of any of the foregoing, or any entity, authority, agency, ministry or other similar body exercising executive, legislative, judicial, regulatory or administrative authority or functions of or pertaining to government, including any authority or other quasi-governmental entity established by a Governmental Authority to perform any of such functions.

(p )

"Indebtedness" of any Person means, without duplication, (i) all obligations of such Person for money borrowed; (ii) all obligations of such Person evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (iii) all obligations of such Person issued or assumed for deferred purchase price payments associated with acquisitions, divestments or other transactions; (iv) all obligations of such Person under leases required to be capitalized in accordance with GAAP, as consistently applied by such Person, (v) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance, guarantees or similar credit transaction, excluding in all cases in clauses (i) through (v) current accounts payable, trade payables and accrued liabilities incurred in the ordinary course of business.

(q )

"IRS" means the Internal Revenue Service of the United States of America.

(r )

"Laws" means all United States federal, state or local or foreign laws, constitutions, statutes, codes, rules, regulations, ordinances, executive orders, decrees or edicts by a Governmental Authority having the force of law.

(s )

"Leased Real Property" means any real property leased or subleased to SCI and set forth (and designated as leased) in Schedule 4.18.

(t )

"Liabilities" means any and all debts, liabilities, commitments and obligations, whether or not fixed, contingent or absolute, matured or unmatured, direct or indirect, liquidated or unliquidated, accrued or unaccrued, known or unknown, whether or not required by GAAP to be reflected in financial statements or disclosed in the notes thereto.

(u )

"Material Adverse Effect" means, with respect to a Person, any change, effect, event, occurrence or state of facts which would reasonably be expected to be materially adverse to the business, operations or financial condition of such Person, and its Subsidiaries, taken as a whole, or on the ability of such Person to consummate the transactions contemplated by this Agreement, other than any change, effect, event, occurrence or state of facts (1) that is generally applicable in the economy of the United States, (2) that is generally applicable in the United States securities markets, (3) generally affecting the industry in which SCI operates , (4) arising from or related to an act of international terrorism, or (5) relating to the announcement or disclosure of this Agreement and the transactions contemplated hereby.

(v )

"Person" means an individual, partnership, corporation, limited liability company, joint stock company, unincorporated organization or association, trust, joint venture or Governmental Authority.

 (w )

"Regulated Substances" means any substance which is listed, defined or regulated as a pollutant, contaminant, hazardous, dangerous or toxic substance, material or waste, or is otherwise classified as hazardous, dangerous or toxic in or pursuant to any Environmental Law or which is or contains any explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products (including waste petroleum and petroleum products) as regulated under any applicable Environmental Law.

(x )

"Release" means any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, dispersal, leaching or migration into the indoor or outdoor environment (including ambient air, surface water, groundwater and surface or subsurface strata) or into or out of any property, including the movement of Regulated Substances through or in the air, soil, surface water, groundwater or property.

(y )

"Required Consents" means, collectively, (1) each consent or novation with respect to any Contract to which SCI is a party or by which any of its assets are bound required to be obtained from the other parties thereto by virtue of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby in order to avoid the invalidity of the transfer of such Contract, the termination or acceleration thereof, giving rise to any obligation to make a payment thereunder or to any increased, additional or guaranteed rights of any person thereunder, a breach or default thereunder or any other change or modification to the terms thereof, and (2) each registration, filing, application, notice, transfer, consent, approval, order, qualification and waiver required from any third party or Governmental Authority by virtue of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(aa)

"Subsidiaries" of any entity means, at any date, any Person (a) the accounts of which would be consolidated with those of the applicable entity in such entity's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, or (b) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests or more than 50% of the profits or losses of which are, as of such date, owned, controlled or held by the applicable entity or one or more subsidiaries of such entity.

(bb)

"Tax" means any federal, state, local or foreign taxes, including but not limited to any income, gross receipts, payroll, employment, excise, severance, stamp, business, premium, windfall profits, environmental (including taxes under section 59A of the Code), capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, service, service use, lease, lease use, transfer, registration, value added tax, or similar tax, any alternative or add-on minimum tax, and any estimated tax, in each case, including any interest, penalty, or addition thereto, whether disputed or not.

(cc)

"Tax Benefit" means the Tax effect of any item of loss, deduction or credit or any other item (including increases in Tax basis) which decreases Taxes paid or required to be paid, including any interest with respect thereto or interest that would have been payable but for such item.

(dd)

"Tax Returns" means all returns, declarations, reports, estimates, information returns and statements required to be filed in respect of Taxes.

(ee)

"Taxing Authority" means any Governmental Authority having jurisdiction over the assessment, determination, collection or other imposition of Taxes.

1.2

References and Title. All references in this Agreement to articles, sections, subsections and other subdivisions refer to the articles, sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any section or subdivision are for convenience only and do not constitute any part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions.  The words “this Agreement,” “this instrument,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited.  The phrases “this Section” and “this subsection” and similar phrases refer only to the sections or subsections hereof in which such phrases occur.  Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

ARTICLE II

SHARE EXCHANGE

2.1

Share Exchange.  Subject to the terms and conditions stated herein, at the Closing:

(a)

the SCI Stockholder shall assign, transfer, convey, and deliver to Royce (either directly or though a wholly-owned subsidiary of Royce) the SCI Shares and any and all rights in such shares to which they are entitled, and by doing so will be deemed to have assigned all of his respective right, title and interest in and to all such SCI Shares to Royce; and

(b)

in exchange for the SCI Shares, Royce shall issue to the SCI Stockholder, and the SCI Stockholder shall accept and acquire from Royce, one thousand (1,000) common shares and one Class A Preferred Share (the “Preferred Share”) in the capital of Royce. The Preferred Share will enable the holder to exercise the voting control of 40.0% (forty percent) of Royce upon issuance. The remaining 60% voting control of Royce to be assigned to the outstanding common shares of Royce. Such Preferred Share shall not be convertible, exchangeable, transferable or otherwise purchased, conveyed or redeemed at any time while outstanding during a two year period.  In addition, the voting power of such Preferred Share shall decrease over such two year period so as to have 20% (twenty percent) voting control 12 (twelve) months after issuance, 10% (ten percent) voting control 18 (eighteen) months after issuance and zero voting control 24 (twenty four) months after issuance at which time the Preferred Share will be redeemed by Royce for no consideration. Consequently, as the voting power of the Preferred Share is adjusted, the voting power of the total amount of common shares outstanding will increase by the same percentage amount so that, in the aggregate, the total voting power of the Preferred Share and all of the outstanding common shares will always equal 100% (one hundred) percent. The Preferred Share will not have any preference in dividends or in liquidation.   For avoidance of doubt, Royce will not be required to consummate the Exchange unless all, and not less than all, of the SCI Shares are transferred and assigned pursuant to the foregoing.

2.2

Restrictions on Transfer.  The SCI Stockholder agrees that, during the period commencing on the date hereof and ending on the Closing Date, the SCI Stockholder shall not, directly or indirectly, offer, sell, assign, transfer, grant a participation in, pledge, or otherwise dispose or Encumber or agree to dispose or Encumber in any manner any of his SCI Shares except in accordance with the terms of this Agreement.  Any attempt by the SCI Stockholder to transfer or Encumber any of his SCI Shares in violation of the terms of this Agreement shall be void and ineffective.  The SCI Stockholder hereby authorizes SCI to issue stop transfer instructions to its transfer agent for any such attempted transfer or Encumbrance, and SCI shall refuse to effect any such attempted transfer or Encumbrance in its stock transfer records or otherwise, and refuse to treat any alleged transferee(s) as the holder(s) of such SCI Shares.

2.3   Tax Consequences. It is intended by the parties hereto that the transactions contemplated by this Agreement shall constitute a tax-free reorganization within the meaning of Section 368 of the Code. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the regulations promulgated under the Code.

2.4

Royce Board of Directors.  As soon as practicable after the Closing, Royce shall amend its By-Laws as may be necessary to provide that the Board of Directors shall consist of six (6) directors.  Upon consummation of the Closing and reorganization of Royce’s Board of Directors as set forth herein, the SCI Stockholder shall have the right to elect one director to Royce’s Board of Directors for a period of 2 (two) years from Closing.  During the same 2 (two) year period, the Board of Directors agree to proxy the voting power of all of their shares to an independent third-party appointed by the Board of Directors and instruct such person to vote the shares in a similar manner as the votes cast by the SCI Stockholder, except for the election of the Board of Directors or in any vote that is contrary to any Laws as defined hereunder or in violation of any rules and regulations of the United States Securities and Exchange Commission ..

ARTICLE III

CLOSING

3.1

Date and Location of the Closing.  Unless this Agreement shall have been terminated pursuant to Article IX, the closing (the "Closing") of the transactions contemplated hereunder shall take place at the offices of SCI on or as promptly as practicable following satisfaction or waiver of the conditions set forth in Sections 8.1 and 8.2, or at such other time and place as is mutually agreed in writing by the parties hereto, but in no event later than April 22, 2005 (the “End Date”).  The date of the Closing is referred to herein as the "Closing Date."

3.2

Deliveries.  At the Closing,

(a) SCI and the SCI Shareholder shall deliver to Royce the following:

(i) stock certificates evidencing all the SCI Shares, duly endorsed in blank or accompanied by stock powers duly executed in blank, signature medallion guaranteed, in proper form for transfer to Royce;

(ii) any documentary evidence of the due recordation in SCI ’s share register of Royce’s full and unrestricted title to all of the SCI Shares;

(iii) such other documents as may be required under applicable law or requested by Royce, including without limitation, any Required Consents; and

(vi) the various certificates, instruments, and documents referred to in Section 8.2 below.

 (b) Royce shall deliver to the SCI Stockholder:

(i) certificates evidencing the Exchange Shares   to which the SCI Stockholder is entitled to hereunder;

(ii) such other documents as may be required under applicable law or requested by Royce, including without limitation, any Required Consents; and

(iii) the various certificates, instruments, and documents referred to in Section 8.1 below.

(c) The Exchange Shares issued upon the surrender for exchange of the SCI Shares in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights of the SCI Stockholder pertaining to such Shares.  As soon as practicable following the Closing, Royce shall cause the Exchange to be memorialized and disclosed by making all filings or recordings required under applicable law. SCI Stockholder hereby covenants and agrees to aid Royce, as specifically requested by Royce, in preparing and making such filings or recordings, at Royce’s reasonable expense.

3.3

Wholly-Owned Subsidiary.  At and after the Closing, the Exchange will have the effects set forth in this Agreement, and SCI shall become a wholly-owned subsidiary of Royce.

3.4

 Restrictive Legends.  Certificates evidencing the Exchange Shares pursuant to this Agreement may bear one or more of the following legends, including without limitation, any legend required by the laws of the jurisdiction in which the SCI Stockholder resides, and any legend required by any applicable law, including without limitation, any legend that will be useful to aid compliance with Regulation D or other regulations adopted by the SEC under the Securities Act:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS TRANSFERRED PURSUANT TO ANY VALID EXEMPTION FROM REGISTRATION AVAILABLE UNDER SUCH ACT.”

[“THESE SECURITIES ARE BEING ISSUED ONLY PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OF 1933, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS TRANSFERRED PURSUANT TO ANY VALID EXEMPTION FROM REGISTRATION AVAILABLE UNDER SUCH ACT.”]

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF SCI

As an inducement to Royce to enter into this Agreement and to consummate the transactions contemplated herein, SCI and the SCI Stockholder, jointly and severally, represent and warrant, as of the date of this Agreement and as of the Closing Date, to Royce as follows:

4.1

Organization.  SCI is a corporation duly organized, validly existing, and in good standing under the laws of British Columbia.  SCI has all requisite power to own, operate and lease its business and assets and carry on its business as the same is now being conducted.

4.2

Capital Structure.

(a)

SCI 's authorized capital stock consists of 10,000 Class A common shares no par value, 10,000 Class B common shares no par value, 10,000 Class C common shares no par value, 100,000 Class D Preference shares no par value and 100,000 Class E Preference shares no par value. One Class A common share is issued to the SCI Stockholder,  The SCI Stockholder owns all of the issued and outstanding shares of SCI beneficially and of record, free and clear of any Encumbrances.  There will, as of the Closing, be no shares of capital stock of SCI issued or outstanding other than the SCI Shares.  No Person other than the SCI Stockholder owns, legally or beneficially, any capital stock of SCI .. As of the Closing, the SCI Stockholder shall have the sole, absolute and unrestricted right, power and capacity to exchange, assign and transfer all of the SCI Shares to Royce.  Upon delivery to Royce of the certificates representing the SCI Shares at the Closing, Royce will acquire good and valid title to such shares, free and clear of any Encumbrances.

(b)

All of the SCI Shares are duly authorized, validly issued, fully paid and nonassessable, and were not issued in violation of any preemptive or similar rights. As of the Closing, other than as set forth there shall be no outstanding subscriptions, options, warrants, puts, calls, agreements or other rights of any type or other securities (a) requiring the issuance, sale, transfer, repurchase, redemption or other acquisition of any shares of capital stock of SCI , (b) restricting the transfer of any shares of capital stock of SCI , or (c) relating to the voting of any shares of capital stock of SCI .. As of the Closing, there shall be no issued or outstanding Indebtedness of SCI having the right to vote (or convertible into, or exchangeable for, securities having the right to vote), upon the happening of a certain event or otherwise, on any matters on which the equity holders of SCI may vote.

(c)

The offer and sale of the SCI Shares to the SCI Stockholder was done in compliance with all applicable Laws.

4.3

Corporate Power and Authority. SCI has all requisite corporate power and authority to enter into and deliver this Agreement and to consummate the transactions contemplated hereby.  The execution, delivery, and performance of this Agreement by SCI and the consummation by it of the transactions contemplated hereby, and the execution, delivery and performance of the other agreements, documents and instruments to be executed and delivered in connection with this Agreement by SCI and the consummation of the transactions contemplated thereby, have been duly authorized by all necessary action on the part of SCI and no other corporate action or corporate proceeding on the part of SCI is necessary to authorize the execution, delivery, and performance by SCI of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by SCI and constitutes the legal, valid and binding obligation of SCI , enforceable against it in accordance with its terms.

4.4

Conflicts; Consents and Approvals.  Neither the execution and delivery by SCI of this Agreement and the other agreements, documents and instruments to be executed and delivered by it in connection with this Agreement, nor the consummation of the transactions contemplated hereby and thereby, will:

(a)

conflict with, or result in a breach of any provision of, the organizational documents of SCI ;

(b)

violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event that, with the giving of notice, the passage of time or otherwise, would constitute a default) under, or entitle any Person (with the giving of notice, the passage of time or otherwise) to terminate, accelerate, modify or call a default under, or give rise to any obligation to make a payment under, or to any increased, additional or guaranteed rights of any Person under, or result in the creation of any Encumbrance upon any of the properties or assets of SCI or the ST Shares under any of the terms, conditions or provisions of (1) the organizational documents of SCI , (2) any Contract to which SCI is a party or to which any of its properties or assets may be bound, or (3) any permit, registration, approval, license or other authorization or filing to which SCI is subject or to which any of its properties or assets may be subject;

(c)

require any Required Consent; or

(d)

violate any order, writ, or injunction, or any decree, or Law applicable to SCI or any of its properties or assets.

4.5

Subsidiaries.  SCI does not own, directly or indirectly, nor have entered into any agreement, arrangement or understanding to purchase or sell any capital stock or other equity interests in any Person or is a member of or participant in any Person. SCI does not have any Subsidiaries.

4.6

No Material Adverse Effect.  (a) SCI has (1) maintained its books and records in accordance with past accounting practice, and (2) used all reasonable commercial efforts to preserve intact the assets and the business organization and operations of SCI , to keep available the services of its employees and to preserve its relationships with customers, suppliers, licensors, licensees, contractors and other persons with whom SCI have business relations, (b) no Material Adverse Effect on SCI has occurred, and (c) there has been no event, occurrence or development that has had, or would reasonably be expected to have, a material adverse effect on the ability of ST Stockholder or SCI to timely consummate the transactions contemplated hereby.

4.7

Title to Properties.  SCI has good and marketable title to all of its properties and assets, real and personal, free and clear of all Encumbrances.   All equipment used by SCI is generally in good operating condition and repair, and is adequate for the uses to which it is being put.

4.8

Taxes.  SCI has (a) duly and timely filed all Tax Returns relating to SCI that it was required to file (taking into account any extensions of the filing deadlines which have been validly granted) and (b) paid all Taxes that are shown thereon as owing or that are otherwise due and payable by it. Such filed Tax Returns are true, correct and complete in all material respects. The charges, accruals and reserves on the Financial Statements as of December 31 2004 in respect of Taxes for all open fiscal periods are adequate for the payment of all Liabilities of SCI for Taxes, and there are no unpaid assessments for additional Taxes for any such fiscal period, which are not reflected on the Financial Statements as of December 31 2004.   There are no disputes pending or threatened as to Taxes payable by SCI ..  There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any Taxes of SCI for any period

4.9

Compliance with Law.  SCI and each of the officers, directors, employees and agents of SCI has complied in all respects with all Laws applicable to SCI and its products and operations.  Neither the SCI Stockholder nor SCI has received any notice from any Governmental Authority that SCI has been or is being conducted in violation of any applicable Law or that an investigation or inquiry into any noncompliance with any applicable Law is ongoing, pending or threatened.

4.10

Intellectual Property.

(a)

For the purposes of this Agreement, the following terms have the following definitions:

“Intellectual Property” shall mean any or all of the following and all rights in, arising out of, or associated therewith: (i) all patents and applications therefor throughout the world, and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) all copyrights, copyrights registrations and applications therefore , and all other rights corresponding thereto throughout the world; (iv) all industrial designs and any registrations and applications therefore throughout the world, (v) all trade names, logos, URLs, common law trademarks and service marks, trademark and service mark registrations and applications therefor throughout the world; (vi) all databases and data collections and all rights therein throughout the world; (vii) all moral and economic rights of authors and inventors, however denominated, throughout the world, and (viii) any similar or equivalent rights to any of the foregoing anywhere in the world.

“Registered Intellectual Property” means all: (i) registered patents and applications for patent registration (including provisional applications); (ii) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations or applications related to trademarks; (iii) registered copyrights and applications for copyright registration; and (iv) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any state, government or other public legal authority.

“SCI Intellectual Property” shall mean any Intellectual Property or Registered Intellectual Property that is owned by, or licensed to SCI ..

(b)

No SCI Intellectual Property or product or service of SCI is subject to any Action or Claim, agreement, or stipulation restricting in any manner the use, transfer, or licensing thereof by SCI , or which may affect the validity, use or enforceability of such SCI Intellectual Property.

(c)

Schedule 4.10 is a complete and accurate list of all the SCI Intellectual Property and specifies, where applicable, the jurisdictions in which each such item of the Registered Intellectual Property has been issued or registered or in which an application for such issuance and registration have been filed, including the respective registration or application numbers. Each item of the SCI Intellectual Property is valid and subsisting, all necessary registration, maintenance and renewal fees currently due in connection with such Intellectual Property have been made and all necessary documents, recordations and certificates in connection with such SCI Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such SCI Intellectual Property.

SCI owns and has good and exclusive title to, or has license (sufficient for the conduct of its business as currently conducted and as proposed to be conducted) to, each item of the SCI Intellectual Property free and clear of any Encumbrances (excluding licenses and related restrictions).

(e)

Schedule 4.10 lists all Contracts to which SCI is a party (i) with respect to the SCI Intellectual Property licensed or transferred to any Person or (ii) pursuant to which a Person has licensed or transferred any Intellectual Property to SCI ..

(f)

All Contracts relating to the SCI Intellectual Property are in full force and effect.  The consummation of the transactions contemplated by this Agreement will neither violate nor result in the breach, modification, cancellation, termination, or suspension of such Contracts. SCI is in compliance with, and has not breached any term of such Contracts and, to the knowledge of SCI , all other parties to such Contracts are in compliance with, and have not breached any term of, such Contracts.  Following the Closing, Royce will be permitted to exercise all the rights of SCI under such Contracts to the same extent SCI would have been able to had the transactions contemplated by this Agreement not occurred and without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which SCI would otherwise be required to pay.

(g) The SCI Intellectually Property provides SCI with all the Intellectual Property rights necessary to effectuate the business and operations of SCI as contemplated as of the date of this Agreement. SCI has not infringed or misappropriated any Intellectual Property of any third Person or engaged in unfair competition or any unlawful trade practice.  SCI has not received notice from any third party that the operation of the business of SCI , or any act, product or service of SCI , infringes or misappropriates the Intellectual Property of any third party or constitutes unfair competition or trade practices under the laws of any jurisdiction. No Person has infringed or misappropriated or is infringing or misappropriating any the SCI Intellectual Property.

(h) SCI has taken all necessary steps to protect the rights of SCI in its confidential information and trade secrets that it wishes to protect or any trade secrets or confidential information of third parties provided to SCI , and, without limiting the foregoing, SCI has and enforces, or prior to the Closing will have and will enforce, a policy requiring each employee and contractor to execute a proprietary information/confidentiality agreement substantially in the form provided to Royce and all current and former employees and contractors of SCI have executed such an agreement, except where the failure to do so is not reasonably expected to be material to SCI ..

4.11

Environmental Matters.

(a)

SCI is in compliance with, and has at all times complied with, all applicable Environmental Laws, and there are no facts, circumstances or conditions, including requirements of current Environmental Laws that have been adopted but are not yet effective, for which reserves or accruals would be required under GAAP, as consistently applied.

(b)

SCI is not subject to any existing, pending, or threatened Action or Claim by any Person under any Environmental Laws.

(c)

 The Environmental Permits that are required for the conduct of SCI ’s business are valid, in full force and effect and enforceable according to their terms, no proceeding is pending or threatened, to revoke, modify or terminate such permits, and SCI is in compliance with, and have at all times complied with, all such Environmental Permits.

4.12

Litigation. There is no Action pending or threatened against SCI , or any executive officer or director thereof that (a) relates to SCI , its assets, or its business, or (b) as of the date hereof, seeks, or could reasonably be expected, to prohibit or restrain the ability of SCI to enter into this Agreement or to timely consummate any of the transactions contemplated hereby, and there is no reasonable basis for any such Action.  There are no judgments, decrees, agreements, memoranda of understanding or orders of any Governmental Authority outstanding against SCI ..

 4.13

Contracts. Schedule 4.13 contains a complete list, as of the date hereof, of all material Contracts, other than Customer Contracts, to which SCI is, or will be at Closing, a party or bound, or that otherwise relate to its business or assets.  SCI has made available to Royce or its representatives correct and complete copies of all such Contracts with all amendments thereof. Each such Contract is, and will at Closing be, valid, binding, and enforceable against SCI and the other parties thereto in accordance with its terms, and is, and will at Closing be, in full force and effect. SCI is not in default under or in breach of or is, or as of the Closing will be, otherwise materially delinquent in performance under any such Contract, and no event has occurred, or will as of the Closing occur, that, with notice or lapse of time, or both, would constitute such a default. Each of the other parties thereto has performed in all material respects all of the obligations required to be performed by it under, and is not in material default under, any such Contract and no event has occurred that, with notice or lapse of time, or both, would constitute such a default. There are no disputes pending or threatened in writing with respect to any such Contracts. Neither SCI nor any other party to any such Contract has exercised any option granted to it to terminate or shorten or extend the term of such Contract, and SCI has not given notice or received notice to such effect. All of such Contracts will continue to be valid, binding, enforceable and in full force and effect on substantially identical terms following the consummation of the transactions contemplated hereby.

4.14

Employee Benefit Plans.

(a)

As of the Closing, SCI will not sponsor, maintain, contribute to, or have any Liability under, for or with respect to, any Employee Benefit Plans (including multiemployer plans).   From and after the Closing, Royce will not directly or indirectly have or incur any Liabilities, whether by virtue of the transactions contemplated by this Agreement or otherwise, with respect to or in connection with (i) any Employee Benefit Plans and (ii) the Employees or any other individuals who do or did at any time provide employment or employment-type services for or with respect to SCI , which arose or were incurred at any time prior to the Closing.

(b)

There does not now exist, nor do any circumstances exist that could result in, any liability to SCI or its Affiliates following the Closing.

(c)

SCI has no liability for life, health, medical or other welfare benefits to Former Employees or beneficiaries or dependents thereof.

(d)

Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event) result in, cause the accelerated vesting, funding or delivery of, or increase the amount or value of, any payment or benefit to any employee, officer or director of SCI , or result in any limitation on the right of SCI to amend, merge, terminate or receive a reversion of assets from any Employee Benefit Plan or related trust or any Employment Agreement or related trust. Without limiting the generality of the foregoing, no amount paid or payable (whether in cash, in property, or in the form of benefits) by SCI in connection with the transactions contemplated hereby (either solely as a result thereof or as a result of such transactions in conjunction with any other event) will be an "excess parachute payment" within the meaning of Section 280G of the Code.

(e)

None of the SCI Stockholder or its ERISA Affiliates nor any other Person, including any fiduciary, has engaged in any "prohibited transaction" (as defined in Section 4975 of the Code or Section 406 of ERISA), which could subject any of the Employee Benefit Plans or their related trusts, the ST Stockholder or its ERISA Affiliates, or any person that the ST Stockholder or SCI has an obligation to indemnify, to any material tax or penalty imposed under Section 4975 of the Code or Section 502 of ERISA.

(f)

There are no pending or threatened Claims, lawsuits or arbitrations which have been asserted or instituted, and, to the SCI Stockholder's knowledge, no set of circumstances exists which may reasonably give rise to a claim or lawsuit, against the Plans, any fiduciaries thereof with respect to their duties to the Plans or the assets of any of the trusts under any of the Plans which could reasonably be expected to result in any material liability of the SCI Stockholder or SCI to the Pension Benefit Guaranty Corporation, the Department of Treasury, the Department of Labor, any Multiemployer Plan, any Plan, any participant in a Plan, or any other party.

(g)

All Employee Benefit Plans subject to the laws of any jurisdiction outside of the United States (i) have been maintained in accordance with all applicable requirements, (ii) if they are intended to qualify for special tax treatment meet all requirements for such treatment, and (iii) if they are intended to be funded and/or book reserved are fully funded and/or book reserved, as appropriate, based upon reasonable actuarial assumptions.

4.15

Labor and Employment Matters.

(a)

There are no collective bargaining agreements, union contracts or similar agreements or arrangements in effect that cover any Employee or Former Employee (each, a "Collective Bargaining Agreement"). To the SCI Stockholder’s knowledge, with respect to any Employee, (a) there is no labor strike, dispute, slowdown, lockout or stoppage pending or threatened against SCI or with respect to any Employees, and SCI has not experienced any labor strike, dispute, slowdown, lockout or stoppage; (b) there is no unfair labor practice charge or complaint against any of SCI and, to the SCI Stockholder’s knowledge, threatened before the National Labor Relations Board or before any similar state or foreign agency; (c) there is no grievance or arbitration arising out of any Collective Bargaining Agreement or other grievance procedure; and (d) no charges are pending before the Equal Employment Opportunity Commission or any other agency responsible for the prevention of unlawful employment practices.

(b)

SCI is in compliance in all material respects with all Laws, regulations and orders relating to the employment of labor, including all such Laws, regulations and orders relating to wages, hours, and any similar state or local "mass layoff" or "plant closing" Law, collective bargaining, discrimination, civil rights, safety and health, workers' compensation and the collection and payment of withholding and/or social security taxes and any similar tax.

4.16

Permits; Compliance.

  SCI is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and assets and to carry on its business as it is now being conducted and as it will be conducted through to the Closing (collectively, the "Permits"). There is no Action pending, or, to the SCI Stockholder’s knowledge, threatened, regarding any of the Permits and each such Permit is in full force and effect.  SCI is not in conflict with, or in material default (or would be in default with the giving of notice, the passage of time, or both) with, or in violation of, any of the Permits.

4.17

Real Estate.

(a)

Schedule 4.18 sets forth a list, complete and accurate in all respects, of all real property that is, as of the date hereof, and will be as of the Closing, owned, leased, or subleased to SCI ..  The SCI Stockholder has provided Royce with true and correct copies of all leases for the Leased Real Property.

(b)

Each Real Property Lease is and will be at the Closing valid, binding and enforceable against SCI and, to the SCI Stockholder’s knowledge, the other parties thereto in accordance with its terms, and is in full force and effect.

(c)

As of the Closing, SCI will not be in default under, in breach of or otherwise delinquent in performance under any Real Property Lease and, no event has occurred, or as of the Closing will occur, which, with due notice or lapse of time, or both, would constitute such a default.

(d)

There are no leases or subleases to which SCI will be a party or bound at Closing, as lessor, and third parties, as lessees, with respect to any of the Real Property, except as disclosed in Schedule 4.18.

(e)

There does not exist any actual, threatened or contemplated condemnation or eminent domain proceedings that affect any Leased Real Property.

(f)

The current use and occupancy of the Leased Real Property and the improvements located thereon are not in violation of any material recorded covenants, conditions, restrictions, reservations, easements or agreements affecting the Leased Real Property.

(g)

No part of any improvement located on the Leased Real Property which is material to its operation is dependent for its access, operation or utility on any land, building or other improvements not included in the Real Property, and all the Leased Real Property has sufficient access to public roads.

4.18

Intercompany Services. There are no Contracts pursuant to which any goods, services, materials or supplies are provided (a) by SCI , on the one hand, to the SCI Stockholder or their Affiliates, on the other hand, or (b) by the SCI Stockholder or any of its Affiliates, on the one hand, to SCI , on the other hand.

4.19

Guaranties.  SCI is not directly or indirectly (a) liable, by guarantee or otherwise, upon or with respect to, (b) obligated to provide funds with respect to, or to guarantee or assume, any Indebtedness or other obligation of any Person.

4.20

Full Disclosure. No representation or warranty of SCI or the SCI Stockholder in this Agreement omits to state a material fact necessary to make the statements herein, in light of the circumstances in which they were made, not misleading. There is no fact known to SCI or the SCI Stockholder that has specific application to Royce and that materially adversely affects or, as far as can be reasonably foreseen, materially threatens, the assets, business, prospects, financial condition, or results of operations of SCI that has not been set forth in this Agreement.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE ST STOCKHOLDER

As an inducement to Royce to enter into this Agreement and to consummate the transactions contemplated herein, the SCI Stockholder represents and warrants, as of the date of this Agreement and as of the Closing Date, to Royce as follows:

5.1

Authority.  The SCI Stockholder has the right, power, authority and capacity to execute and deliver this Agreement to which it is or will become a party, to consummate the Exchange and the other transactions contemplated hereby and thereby and to perform its respective obligations under this Agreement to which he is or will become a party.  This Agreement has been duly authorized, executed and delivered by him and is enforceable against him in accordance with the terms hereof.  He has all authorizations and consents necessary for the execution and delivery of this Agreement, and for the performance of its obligations hereunder.  This Agreement constitutes the legal, valid and binding obligations of the SCI Stockholder, enforceable against him in accordance with the terms hereof.

5.2

Ownership.  The SCI Stockholder has, and at the Closing will have, (i) good and marketable title to all the SCI Shares, free and clear of all Encumbrances, and (ii) full legal right and power to sell, transfer and deliver the SCI Shares to Royce in accordance with this Agreement.  The SCI Shares are the only securities of SCI held by the SCI Stockholder. Upon delivery of the SCI Shares to be exchanged by him to Royce in accordance with this Agreement, Royce will receive good and marketable title to all the SCI Shares, free and clear of all Encumbrances.

5.3

Taxes.  As of the Closing all stock transfer or other taxes (other than income taxes) that are required to be paid in connection with the exchange and transfer of the SCI Shares to Royce will have been fully paid or provided for and all Laws imposing such taxes will have been fully complied with.

5.4

No Conflict.  None of the execution, delivery or performance of this Agreement to which the SCI Stockholder is or will become a party, and the consummation of the Exchange by such SCI Stockholder conflicts or will conflict with or results or will result in any breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Encumbrance upon, any of its properties or assets pursuant to (i) the terms of any Contract to which he is a party or by which he is bound or to which any of its properties is subject, which conflict, breach, violation or default would adversely affect the SCI Stockholder's ability to perform its obligations hereunder; (ii) any statute, rule or regulation of any Governmental Authority having jurisdiction over him or any of his activities or properties; or (iv) the terms of any order of any arbitrator or any Governmental Authority having such jurisdiction.

5.5

No Consent.  No consent, approval, authorization or order of, or any filing or declaration with any Governmental Authority or any other Person is required for the consummation by the SCI Stockholder of any of the transactions on its part contemplated under this Agreement.

5.6

Investment.  The SCI Stockholder is acquiring the Exchange Shares for investment, for such Stockholder’s own account and not with a view to distribution.  The SCI Stockholder acknowledges that the Exchange Shares delivered pursuant to the Exchange will not be registered under the Securities Act and may only be transferred if the shares are eventually registered or if an applicable exemption exists for the transfer under securities Laws.  The SCI Stockholder understands and acknowledges that the offering of the Exchange Shares pursuant to this Agreement is made on the basis of an exemption from registration pursuant, as applicable, to Section 4(2) and/or Section 3(b) of the Securities Act and Regulations S and D thereunder and that Royce's reliance upon such exemption is predicated upon such SCI Stockholder's representations as set forth in this Agreement. The SCI Stockholder acknowledges that due to this lack of registration, there may not be a market for the Exchange Shares.

5.7

Experience.  The SCI Stockholder represents that: (a) he has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of his prospective investment in the Exchange Shares; and (b) he has received all the information he has requested from Royce and considers necessary or appropriate for deciding whether to obtain the Exchange Shares.

5.8

Agreements Regarding Company Shares.  There are no voting trusts or other Contracts or understandings to which the SCI Stockholder is a party with respect to the transfer, Encumbrance, voting or registration of any the SCI Shares and there are no Contracts relating to the issuance, sale or transfer of any equity securities or other securities of SCI ..

5.9

Non-U.S. Person Status.  The SCI Stockholder is not a resident of the United States.  For purposes of Sections 5.9, 5.10 and 5.11, “U.S. person” has the meaning given to that term in Regulation S adopted by the Securities and Exchange Commission under the Securities Act.

5.10

Compliance With Non-U.S. Laws.  If the SCI Stockholder is not a “U.S. person,” such SCI Stockholder represents that he is satisfied with respect to the observance of and compliance with the Laws of his jurisdiction relating to the contemplated transaction, including (i) any securities Laws of such SCI Stockholder’s jurisdiction, (ii) any foreign exchange restrictions applicable to the contemplated Exchange, (iii) any required consents or approvals, including without limitation from any Governmental Authority, and (iv) the income tax or other tax consequences of the consummation of the contemplated transactions.  The SCI Stockholder’s execution and delivery of this Agreement, and consummation by such Shareholder of the Exchange contemplated hereunder, will not violate any application securities or other Laws of such SCI Stockholder’s jurisdiction.

5.11

Offshore Transaction; Hedging; Resale.  If the SCI Stockholder is not a “U.S. Person” within the meaning of Regulation S under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), such SCI Stockholder represents that he offered to acquire the Exchange Shares hereunder while such SCI Stockholder was outside of the United States.  Such SCI Stockholder agrees not to engage in hedging transactions with regard to the Royce capital stock he will acquire hereunder, other than in compliance with the Exchange Act.  Further, such SCI Stockholder understands and agrees that if any resale or other transfer of such Royce capital stock is made prior to the one year anniversary of the Closing, such SCI Stockholder (or anyone acting on his behalf) shall require the following: (a) that the transferee (the “Transferee”) certify (i) that such Transferee is not a “U.S. Person” within the meaning of Regulation S, and is not acquiring the Royce capital stock for the account or benefit of a “U.S. Person,” or (ii) that such Transferee is a “U.S. Person” who purchased the Royce capital stock in a transaction that did not require registration under the Securities Act or any other applicable Law; (b) that the Transferee agrees to resell the Royce capital stock only in accordance with Regulation S, pursuant to registration under the Securities Act or other applicable Law, or pursuant to an available exemption from such registration, and agrees not to engage in hedging transactions with regard to such Royce capital stock, other than in compliance with the Securities Act and other applicable Law; and (c) that the Exchange Shares shall bear the legends set forth in Section 3.4.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF ROYCE

As an inducement to the SCI Stockholder and SCI to enter into this Agreement and to consummate the transactions contemplated herein, Royce represents and warrants, as of the date of this Agreement and as of the Closing Date, to the SCI Stockholder and SCI as follows:

6.1

Organization.  Royce is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada.  Royce has all requisite power to own, operate and lease its business and assets and carry on its business as the same is now being conducted.

6.2

Corporate Power and Authority. Royce has all requisite corporate power and authority to enter into and deliver this Agreement and to consummate the transactions contemplated hereby.  The execution, delivery, and performance of this Agreement by Royce and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary action and no other corporate action or corporate proceeding on the part of Royce is necessary to authorize the execution, delivery, and performance by Royce of this Agreement and the consummation by Royce of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Royce and constitutes the legal, valid and binding obligation of Royce, enforceable against Royce in accordance with its terms.

6.3

Conflicts; Consents and Approvals.  Neither the execution and delivery by the Royce of this Agreement and the other agreements, documents and instruments to be executed and delivered by any of them in connection with this Agreement, nor the consummation of the transactions contemplated hereby and thereby, will:

(a)

conflict with, or result in a breach of any provision of, the organizational documents of Royce;

(b)

violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event that, with the giving of notice, the passage of time or otherwise, would constitute a default) under, or entitle any Person (with the giving of notice, the passage of time or otherwise) to terminate, accelerate, modify or call a default under, or give rise to any obligation to make a payment under, or to any increased, additional or guaranteed rights of any Person under, or result in the creation of any Encumbrance upon any of the properties or assets of Royce or the Exchange Shares under any of the terms, conditions or provisions of (1) the organizational documents of Royce, (2) any Contract to which Royce is a party or to which any of their respective properties or assets may be bound which, if so affected, would either have a Material Adverse Effect or be reasonably likely to prevent the consummation of the transactions contemplated herein, or (3) any permit, registration, approval, license or other authorization or filing to which Royce is subject or to which any of its properties or assets may be subject;

(c)

require any action, consent or approval of any non-governmental third party;

(d)

violate any order, writ, or injunction, or any material decree, or material Law applicable to Royce or any of its, business, properties, or assets; or

(e)

require any action, consent or approval of, or review by, or registration or filing by Royce with any Governmental Authority.

6.4

Exchange Shares.  As of the Closing, all of the Exchange Shares shall be duly authorized, validly issued, fully paid and nonassessable, and not issued in violation of any preemptive or similar rights. Upon delivery to the SCI Stockholder of the certificates representing the Exchange Shares at the Closing, the SCI Stockholder will acquire good and valid title to such shares, free and clear of any Encumbrances, other than restrictions under applicable securities laws.

6.5

SEC Documents.  Royce has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits to such documents) incorporated by reference therein, being hereinafter referred to herein as the “SEC Documents”).  As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  None of the statements made in any such SEC Documents is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings prior the date hereof).  Royce has not received any communication from the SEC, NASD or other regulatory agency with respect to the SEC Documents.

ARTICLE VII

ADDITIONAL AGREEMENTS AND COVENANTS

7.1

Due Diligence.  Until the earlier of the Closing or April 15, 2005 (the “Due Diligence Period”), except to the extent prohibited by applicable Law, Royce, on one hand, and the SCI Stockholder and SCI , on the other hand, shall permit representatives of the other to have reasonable access during normal business hours and upon reasonable notice to all premises, properties, personnel, books, records, Contracts, commitments, reports of examination and documents of or pertaining to, as may be necessary to permit the other to, at the other’s sole expense, make, or cause to be made, such investigations thereof as the other reasonably deems necessary or advisable in connection with the consummation of the transactions contemplated by this Agreement, and Royce, SCI , and the SCI Stockholder shall reasonably cooperate with any such investigations.  No investigation by a party or its representatives or advisors prior to or after the date of this Agreement (including any information obtained by a party pursuant to this Section 7.1) shall diminish, obviate or cure any breach of any representation, warranty, covenant or agreement contained in this Agreement nor shall the conduct or completion of any such investigation be a condition to any of such party's obligations under this Agreement.

7.2

Confidentiality.  Each of the parties shall use reasonable efforts to cause their respective Affiliates, officers, directors, employees, auditors, attorneys, consultants, advisors and agents, to treat as confidential and hold in strict confidence, unless compelled to disclose by judicial or administrative process or, in the opinion of its counsel, by other requirements of Law, and after prior written notice to the other parties, all confidential information of Royce or SCI , as the case may be, that is made available in connection with this Agreement, and will not release or disclose such confidential information to any other Person, except their respective auditors, attorneys, financial advisors and other consultants, agents, and advisors in connection with this Agreement.  If the Closing does not occur (a) such confidence shall be maintained by the Parties and each Party shall use reasonable efforts to cause its officers, directors, Affiliates and such other Persons to maintain such confidence, except to the extent such information comes into the public domain (other than as a result of an action by such Party, its officers, directors or such other Persons in contravention of this Agreement), and (b) upon the request of any Party, the other Party shall promptly return to the requesting Party any written materials remaining in its possession, which materials it has received from the requesting Party or its representatives, together with any analyses or other written materials based upon the materials provided.

7.3

Conduct of Business.  From and after the date hereof until the Closing, except as otherwise expressly contemplated by this Agreement, SCI and Royce shall:

(a)

use reasonable commercial efforts to preserve its business, operations, physical facilities, working conditions and its business relationships with customers, suppliers, licensors, licensees, contractors and other persons with whom it has significant business relations;

(b)

not knowingly take any action that would cause the representations and warranties contained herein to be untrue in any respect.

(c)

not amend its Certificate of Incorporation or Bylaws (or other similar governing instrument), except, in the case of Royce, as contemplated by Section 2.6 of this Agreement;

(d)

not split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, make any other actual or constructive distribution in respect of its capital stock or otherwise make any payments to stockholders in their capacity as such, or redeem or otherwise acquire any of its securities or any other securities;

(e)

not adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization or otherwise permit its corporate existence to be suspended, lapsed or revoked;

(f)

not create or form any Subsidiary except for the sole purpose of completing this transaction ;

(g)

not (1) incur or assume any Liability in excess of $10,000; (2) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person; (3) make any loans, advances or capital contributions to or investments in any other Person; nor (4) pledge or otherwise Encumber shares of its capital stock;

(h)

not acquire, sell, lease, license, transfer or otherwise dispose of any assets in any single transaction or series of related transactions having a fair market value in excess of $10,000 in the aggregate or that are otherwise material to it other than sales of its products in the ordinary course of business;

(i)

not (1) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other entity or division thereof or any equity interest therein; (2) amend, modify, waive or terminate any right under any material contract in any material way; nor (3) authorize any new capital expenditure or expenditures that individually is in excess of $10,000 or in the aggregate are in excess of $30,000;

(j)

not enter into any material Contract; or

(k)

not make any change with respect to the compensation or benefits of any officer, director or Employee or Former Employee, except as contemplated by Section 2.5 of this Agreement.

7.4

Efforts to Consummate.  Subject to the terms and conditions of this Agreement, each party hereto shall use reasonable commercial efforts to take, or to cause to be taken, all actions and to do, or to cause to be done, all things necessary, proper or advisable as promptly as practicable to satisfy the conditions set forth in Article VIII, and to consummate the transactions contemplated hereby.

7.5

Further Assurances.  From time to time whether before, at or following the Closing, each party shall make reasonable commercial efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable, including as required by applicable Laws, to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

7.6

No-Shop. From the date hereof until earlier of the Closing Date or the date of the termination of this Agreement in accordance with the terms hereof, neither the SCI Stockholder, SCI , nor any of their officers, directors, employees, agents, representatives and Affiliates, shall, directly or indirectly, make, solicit, initiate or encourage submission of proposals or offers from any Persons relating to an Acquisition Proposal (as defined below). As used herein, “Acquisition Proposal” means any proposal or offer involving a liquidation, dissolution, re-capitalization, merger, consolidation or acquisition or purchase of all or substantially all of the assets of, or equity interest in, SCI or any other similar transaction or business combination involving the same. Each of SCI and each SCI Stockholder shall immediately cease and cause to be terminated all discussions or negotiations with third parties with respect to any Acquisition Proposal, if any, exiting on the date hereof.

7.7

Notification by the Parties. Each party hereto shall use its reasonable commercial efforts to as promptly as practicable inform the other parties hereto in writing if, prior to the consummation of the Closing, it obtains knowledge that any of the representations and warranties made by such party in this Agreement ceases to be accurate and complete in any material respect (except for any representation and warranty that is qualified hereunder as to materiality or Material Adverse Effect, as to which such notification shall be given if the notifying party obtains knowledge that such representation and warranty ceases to be accurate and complete in any respect). Each party hereto shall also use its reasonable commercial efforts to promptly inform the other parties hereto in writing if, prior to the consummation of the Closing, it becomes aware of any fact or condition that constitutes, in its reasonable judgment, a breach of any covenant of such party as of the date of this Agreement or that would reasonably be expected to cause any of its covenants to be breached as of the Closing Date. Any such notification shall not be deemed to have cured any breach of any representation, warranty, covenant or agreement made in this Agreement for any purposes of this Agreement.

7.8

Cooperation with Respect to Financial Reporting. After the date of this Agreement, the SCI Stockholder and SCI shall reasonably cooperate with Royce (at Royce's expense) in connection with Royce's preparation of historical financial statements and other information as required for Royce's filings under the Exchange Act.

7.9

Release of Claims By the SCI Stockholder.  In consideration of the transactions contemplated hereby, as of the Closing, the SCI Stockholder and his respective heirs, executors, successors and assigns (the "Waiving Parties"), release, waive and forever discharge, in all capacities, including as stockholders of SCI , from and after the Closing any and all Claims, known or unknown, that the Waiving Parties ever had, now have or may have against SCI and its officers, directors, employees or agents in connection with or arising out of any act or omission of SCI or its officers, directors, employees, advisers or agents, in such capacity, at or prior to the Closing; provided, however, that nothing in this Section 7.9 shall be deemed a waiver by the Waiving Parties of any rights under this Agreement.

ARTICLE VIII

CONDITIONS TO CLOSING

8.1

Conditions to the SCI Stockholder’s and SCI ’s Obligations to Close.  All obligations of the SCI Stockholder and SCI to consummate the transactions contemplated hereunder are subject to the fulfillment or waiver prior to or at the Closing of each of the following conditions:

(a)

All representations and warranties of Royce contained in this Agreement shall be true and correct in all respects when made and shall be deemed to have been made again at and as of the Closing and shall then be true and correct in all respects (except that representations and warranties made as of a specified date, shall be true and correct only as of such specified date);

(b)

Since the date hereof, there shall not have been any Material Adverse Effect with respect to Royce;

(c)

Prior to or at the Closing, Royce shall have delivered to the SCI Stockholder the items to be delivered pursuant to Section 3.2(b);

(d)

Royce shall have performed in all material respects each obligation and agreement to be performed by it, and shall have complied in all material respects with each covenant required by this Agreement to be performed or complied with by it at or prior to the Closing;

(e)

The SCI Stockholder and SCI shall have completed to their reasonable satisfaction their business and legal due diligence investigation of Royce, its property, business and subsidiaries, shall not have discovered any facts, circumstances, liabilities or conditions that, in the SCI Stockholders ' reasonable discretion, may adversely affect the value or prospects of Royce or that may expose Royce to any liability not heretofore fully disclosed to the SCI Stockholder; and

(f)

Royce shall have settled the outstanding balance owed by Royce pursuant to the Promissory Note, dated September 30, 2002, issued by Royce to XILI USA Inc.

8.2

Conditions to Royce’s Obligations to Close.  All obligations of Royce to consummate the transactions contemplated hereunder are subject to the fulfillment or waiver prior to or at the Closing of each of the following conditions:

(a)

All representations and warranties of the SCI Stockholder and SCI contained in this Agreement shall be true and correct in all respects when made and shall be deemed to have been made again at and as of the Closing and shall then be true and correct in all respects (except that representations and warranties made as of a specified date, shall be true and correct only as of such specified date);

(b)

Since the date hereof, there shall not have been any Material Adverse Effect with respect to SCI ;

(c)

Royce shall have received a certificate, executed by the SCI Stockholder and the President of SCI , dated as of the Closing Date, to certifying the fulfillment of the conditions set forth in Sections 8.2(a) and 8.2(b) and as to such other matters as may be requested by Royce.

(d)

Prior to or at the Closing, the SCI Stockholder and SCI shall have delivered to Royce the items to be delivered pursuant to Section 3.2(a);

(e)

The SCI Stockholder and SCI shall have performed in all respects each obligation and agreement to be performed by them, and shall have complied in all respects with each covenant required by this Agreement to be performed or complied with by them at or prior to the Closing;

(f)

SCI shall have provided to Royce a certificate of good standing from the appropriate governmental agency of British Columbia and certified copies of its charter;

(g)

Royce shall have completed to its reasonable satisfaction its business and legal due diligence investigation of SCI , its property, business and subsidiaries, shall not have discovered any facts, circumstances, liabilities or conditions that, in Royce’s discretion, may adversely affect the value or prospects of SCI or that may expose SCI to any liability not heretofore fully disclosed to Royce;

(h)

The financial statements of SCI shall have established that SCI ’s gross revenue for its most recent fiscal year was at least CDN$1,750,000.00; and

(i)

Royce shall have received any agreements, instruments, certificates and any other documentation requested.

ARTICLE IX

TERMINATION

9.1

Termination. This Agreement may be terminated at any time prior to the consummation of the Closing under the following circumstances:

(a)

by mutual written consent of Royce and the SCI Stockholder;

(b)

by Royce or by the SCI Stockholder, if the Closing shall not have been consummated on or before April 22, 2005; provided that the right to terminate this Agreement under this Section 9.1 shall not be available to a party if such party's or such party's Affiliate's willful act or willful failure to act has been the cause of or resulted in the failure of the Closing to be consummated on or before April 22, 2005;

(c )

by Royce, if its due diligence investigation indicates that any of the information provided for in the Agreement or in any of the information provided by SCI or its stockholders is inaccurate, incomplete or untrue in any way, or if such due diligence investigation reveals any facts, circumstances, liabilities or conditions that, in Royce’s discretion, may adversely affect the value or prospects of SCI or that may expose SCI to any liability not heretofore fully disclosed to Royce, or if such due diligence investigation reveals that SCI ’s gross revenues for its most recent fiscal year were less than CDN$1,750,000.00; or

(d)

by any party, if there shall be in effect a final, non-appeala ble order of a court or government administrative agency of competent jurisdiction permanently prohibiting the consummation of the transactions contemplated hereby.

9.2

Termination Procedure.  Written notice of any termination (Termination Notice”) pursuant to this Article IX shall be given by the party electing termination of this Agreement (Terminating Party”) to the other parties (collectively, the “Terminated Party”), and such notice shall state the reason for termination. The party or parties receiving Termination Notice shall have a period of ten (10) days after receipt of Termination Notice to cure the matters giving rise to such termination to the reasonable satisfaction of the Terminating Party. If the matters giving rise to termination are not cured as required hereby, this Agreement shall be terminated effective as of the close of business on the tenth (10th) day following the Terminated Party’s receipt of Termination Notice.

9.3

Effect of Termination.  Upon termination of this Agreement prior to the consummation of the Closing and in accordance with the terms hereof, this Agreement shall become void and of no effect, and none of the parties shall have any liability to the others, except as provided for in Section 7.2.  Notwithstanding the foregoing, nothing contained herein shall relieve any party from liability for its intentional breach of any representation, warranty or covenant contained herein, or its intentional failure to comply with the terms and conditions of this Agreement or to perform its obligations hereunder.  If it shall be finally judicially determined that termination of this Agreement was caused by an intentional and deliberate breach of this Agreement, then, in addition to other remedies at Law or equity for breach of this Agreement, the party so found to have intentionally and deliberately breached this Agreement shall indemnify and hold harmless the other parties hereto for their respective out-of-pocket costs, including the reasonable fees and expenses of their counsel, accountants, financial advisors and other experts and advisors, as well as reasonable fees and expenses incident to the negotiation, preparation and execution of this Agreement and related documentation.

9.4

Expenses.  The parties shall each bear their own respective expenses incurred in connection with this Agreement and the contemplated Exchange.

ARTICLE X

INDEMNIFICATION; SURVIVAL

10.1

Indemnification by SCI and the SCI Stockholder. SCI and the SCI Stockholder, jointly and severally, shall indemnify and hold harmless Royce and its Affiliates, officers, directors, stockholders, employees and agents and the successors and assigns of all of them (the "Royce Indemnified Parties"), and shall reimburse the Royce Indemnified Parties for, any loss, liability, claim, damage, expense (including, but not limited to, costs of investigation and defense and attorneys' fees) (collectively, "Damages"), arising from or in connection with (a) any inaccuracy or breach of any of the representations and warranties of SCI or the SCI Stockholder in this Agreement or in any certificate or document delivered by SCI or the SCI Stockholder pursuant to this Agreement, or any actions, omissions or statements of fact inconsistent with in any respect any such representation or warranty, (b) any failure by SCI or the SCI Stockholder to perform or comply with any agreement, covenant or obligation in this Agreement or in any certificate or document delivered by SCI or the SCI Stockholder pursuant to this Agreement to be performed by or complied with by SCI or the SCI Stockholder, (c) any claims made by a third Person against a Royce Indemnified Party based upon a Contractual obligation of SCI or the SCI Stockholder for services performed prior to the Closing Date, (d) any claims made at any time arising out of, or in connection with, any Environmental Laws or environmental conditions which are based upon conditions existing prior to the Closing Date, (e) Taxes attributable to the ownership of SCI prior to the Closing, (f) Taxes attributable to the conduct by SCI of the business of SCI or the SCI Stockholders ’ operation or ownership of its assets, (g) any claims for severance or any other compensation made by an Employees or Former Employee, (h) any claim made at any time by any Governmental Authority in respect of the business of SCI for all periods prior to the Closing Date, (i) any Liability or obligation of SCI arising or relating to the periods prior to the Closing Date or (j) any Action or investigation by any Person relating to or arising out of the business or operations of SCI prior to the Closing Date.

10.2

Indemnification by Royce. Royce shall indemnify and hold harmless SCI , the SCI Stockholder, and their Affiliates, officers, directors, stockholders, employees and agents and the successors and assigns of all of them (the "SCI Indemnified Parties"), and shall reimburse the SCI Indemnified Parties for, any loss, liability, claim, damage, expense (including, but not limited to, costs of investigation and defense and attorneys' fees) (collectively, "Damages"), arising from or in connection with (a) any inaccuracy or breach of any of the representations and warranties of Royce in this Agreement or in any certificate or document delivered by Royce pursuant to this Agreement, or any actions, omissions or statements of fact inconsistent with in any respect any such representation or warranty, or (b) any failure by Royce to perform or comply with any agreement, covenant or obligation in this Agreement or in any certificate or document delivered by Royce pursuant to this Agreement to be performed by or complied with by Royce.

10.3

Survival.  All representations, warranties, covenants and agreements of the parties contained herein or in any other certificate or document delivered pursuant hereto shall survive the Closing for three years from the Closing Date, except the representations and warranties set forth in Sections 4.8 and 4.11 which shall survive until the expiration of the applicable statute of limitations.

ARTICLE XI

MISCELLANEOUS

11.1

Notices.  All notices or other communications required or permitted hereunder shall be in writing.  Any notice, request, demand, claim or other communication hereunder shall be deemed duly given (a) if by personal delivery, when so delivered, (b) if mailed, three (3) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below, or (c) if sent through an overnight delivery service in circumstances to which such service guarantees next day delivery, the day following being so sent:

(1)

If to Royce:

Royce Biomedical, Inc.

433 Town Center, Suite 316 Corte Madera, CA 94925

Attn: Donald Gee

With a copy to:

David Lubin & Associates

92 Washington Avenue

Cedarhurst, New York 11516

Attn: David Lubin, Esq.

(2)

If to SCI or the SCI Stockholder:

#10 – 11720 Voyageur Way, Richmond, BC V6X 3G9

Attn: Perry law

Any party may change the address to which notices and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

11.2

Choice of Law.  This Agreement shall be governed, construed and enforced in accordance with the laws of the State of Nevada and the federal laws of United States applicable therein, without giving effect to principles of conflicts of law.

11.3

Jurisdiction.  The parties hereby irrevocably consent to the in personam jurisdiction of the state or federal courts located in the State of Nevada, in connection with any action or proceeding arising out of or relating to this Agreement or the transactions and the relationships established thereunder.  The parties hereby agree that such courts shall be the venue and exclusive and proper forum in which to adjudicate such matters and that they will not contest or challenge the jurisdiction or venue of these courts.

11.4

Waiver of any and all Rights to a Trial by Jury.  All parties to this Agreement unconditionally, irrevocably and expressly waive all rights to trial by jury in any action, proceeding, suit, counterclaim or cross-claim in any matter (whether sounding in tort, contract or otherwise) in any way arising out of or otherwise relating to this Agreement or the transaction or the relationships established hereunder. All parties confirm that the foregoing waiver of a trial by jury is informed and freely made.

11.5

Entire Agreement.  This Agreement and such other agreements related to this transaction executed simultaneously herewith set forth the entire agreement and understanding of the parties in respect of the transactions contemplated hereby and supersedes all prior agreements, arrangements and understandings of the parties relating to the subject matter hereof.  No representation, promise, inducement, waiver of rights, agreement or statement of intention has been made by any of the parties which is not expressly embodied in this Agreement, such other agreements, notes or instruments related to this transaction executed simultaneously herewith, or the written statements, certificates, schedules or other documents delivered pursuant to this Agreement or in connection with the transactions contemplated hereby.

11.6

Assignment. Each party's rights and obligations under this Agreement shall not be assigned or delegated, by operation of law or otherwise, without the other party's prior consent, and any such assignment or attempted assignment shall be void, of no force or effect, and shall constitute a material default by such party, provided, however, that Royce shall have the right to assign this Agreement and all its rights and obligations hereunder to a wholly-owned Subsidiary.

11.7

Amendments.  This Agreement may be amended, modified, superseded or cancelled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by Royce, SCI and the SCI Stockholder, in the case of a waiver, by the party waiving compliance.

11.8

Waivers.  The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same.  No waiver by any party of any condition, or the breach of any term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other term, covenant, representation or warranty of this Agreement.

11.9

Counterparts.  This Agreement may be executed simultaneously in two or more counterparts and by facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11.10

Brokers.  The parties hereto, covenant, represent, and warrant that they have not dealt with any broker or finder in connection with this Agreement or the transactions contemplated hereby, and no broker is entitled to receive any brokerage commission, finder's fee, or similar compensation in connection with this Agreement or the transactions contemplated hereby.  Each of the parties shall indemnify and hold the other parties harmless from and against all liability, claim, loss, damage, or expense, including reasonable attorney's fees, pertaining to any broker, finder, or other person with whom such party has dealt.

11.11

Severability.

 If any term, provisions, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

11.12

Independent Representation.  Each of the parties hereto further acknowledges and agrees that he or it, as the case may be, has been advised by counsel during the course of negotiations leading up to the execution and delivery of this Agreement and had significant input in the development of this Agreement.  This Agreement shall not, therefore, be construed more strictly against any party responsible for its drafting regardless of any presumption or rule requiring construction against the party whose attorney drafted this Agreement.

11.13

Publicity.  No party may issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the written consent of the other parties.

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IN WITNESS WHEREOF, the parties have duly executed this Share Exchange Agreement as of the date first above written.

ROYCE BIOMEDICAL, INC.

By: /s/ Donald Gee

Name: Donald Gee

Title: President and CEO

SMART-TEK COMMUNICATIONS INC.

By: /s/ Perry Law

Name: Perry Law

Title: President

SCI STOCKHOLDER:

/s/ Perry Law

Perry Law

ATTACHMENTS TO SHARE EXCHANGE AGREEMENT DATED APRIL 15 2005

SCHEDULE 4.10 – Schedule of SCI Intellectual Property

Various Trademarks and logos

SCHEDULE 4.13 – Schedule of  Material Contracts for other than Customer Contracts

NIL

SCHEDULE 4.18 – Schedule of Leased Real Property

Address : #10 – 11720 Voyageur Way, Richmond, BC V6X 3G9